Exhibit 10.3

                         TENTH AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT



     THIS TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Tenth Amendment") is made as of the 22 day of January, 2007, by and between CULP, INC., a North Carolina corporation (together with its successors and permitted assigns, the "Borrower"), and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly, Wachovia Bank, N.A.), a national banking association, as Agent and as a Bank (together with its endorsees, successors and assigns, the "Bank").

                                   BACKGROUND
                                   ----------

     The Borrower and the Bank entered into an Amended and Restated Credit Agreement, dated as of August 23, 2002, as amended by Second Amendment to Amended and Restated Credit Agreement (the "Second Amendment"), dated as of June 3, 2003, by Third Amendment to Amended and Restated Credit Agreement (the "Third Amendment"), dated as of August 23, 2004, by Fourth Amendment to Amended and Restated Credit Agreement ("Fourth Amendment"), dated as of December 7, 2004, by Fifth Amendment to Amended and Restated Credit Agreement ("Fifth Amendment") dated as of February 18, 2005, by Sixth Amendment to Amended and Restated Credit Agreement ("Sixth Amendment"), dated as of August 30, 2005, by Seventh Amendment to Amended and Restated Credit Agreement ("Seventh Amendment"), dated as of December 7, 2005, by Eighth Amendment to Amended and Restated Credit Agreement ("Eighth Amendment"), dated as of January 29, 2006, and by Ninth Amendment to Amended and Restated Credit Agreement, dated as of July 20, 2006 ("Ninth Amendment") (it being acknowledged by the parties hereto that the proposed First Amendment to Amended and Restated Credit Agreement, which had been under discussion in March 2003, was never executed by the parties and is of no force or effect; otherwise, such agreement, as amended by the Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, and Ninth Amendment and as it may be further amended, restated, supplemented and/or modified, shall be referred to herein as the "Credit Agreement"). Terms used herein and not herein defined shall have the meanings given to them in the Credit Agreement.

     The Borrower has now requested additional amendments to the provisions of the Credit Agreement, which the Bank is willing to accommodate subject to the terms, provisions and conditions set forth in this Tenth Amendment.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

     1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

     (a) The following definition in Section 1.01 is hereby amended and restated in its entirety to read as follows:

          "Termination Date" means whichever is applicable of (i) December 31, 2007, (ii) the date the Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Commitments entirely pursuant to Section 2.08.

     (b) The  definition  of  "Existing  Letters of Credit" set forth in Section
1.01 is hereby amended by deleting clause (iv), which was added to such definition by the Sixth Amendment, and by inserting in lieu thereof a new clause
(iv) which shall read as follows:

          "(iv) those additional letters of credit which have been issued by the Bank for the account of the Borrower prior to the date of this Tenth
     Amendment  and  which  remain   outstanding  on  the  date  of  this  Tenth
     Amendment."

     (c) The aggregate amount of the Commitment of the Bank and the aggregate amount of the Total Commitments, each as set forth on page 62 of the Credit Agreement, are hereby reduced to $6,500,000.00.

     (d) Section 5.24 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Section 5.24 Capital Expenditures. Aggregate Capital Expenditures for any Fiscal Year will not exceed $3,000,000.00."

     (e) Section 5.26 of the Credit Agreement entitled "Liquidity Requirement" is hereby deleted in its entirety.

     (f) Section 5.27 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Section 5.27. Minimum EBITDA. EBITDA, for the following Fiscal Quarters of Fiscal Year 2007 shall equal or exceed the following amounts:

          Fiscal Quarter Ending January 28, 2007               $10,000,000
          Fiscal Quarter Ending April 29, 2007                 $11,000,000
          Fiscal Quarter Ending July 29, 2007                  $11,500,000
          Fiscal Quarter Ending October 28, 2007
           and for all Fiscal Quarters thereafter              $12,500,000."

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


     2.  Further  Assurances.   The  Borrower  will  execute  such  confirmatory
instruments, if any, with respect to the Credit Agreement and this Tenth Amendment as the Bank may reasonably request.

     3. Ratification by Borrower. The Borrower ratifies and confirms all of its representations, warranties, covenants, liabilities and obligations under the Credit Agreement (except as expressly modified by this Tenth Amendment) and agrees that: (i) except as expressly modified by this Tenth Amendment, the Credit Agreement continues in full force and effect as if set forth specifically herein; and (ii) the Borrower has no right of setoff, counterclaim or defense to payment of its obligations under the Credit Agreement. The Borrower and the Bank agree that this Tenth Amendment shall not be construed as an agreement to extinguish the Borrower's obligations under the Credit Agreement or the Notes and shall not constitute a novation as to the obligations of the Borrower under the Credit Agreement or the Notes. The Bank hereby expressly reserves all rights and remedies it may have against all parties who may be or may hereafter become secondarily liable for the repayment of the obligations under the Credit Agreement or the Notes.

     4. Amendments. This Tenth Amendment may not itself be amended, changed, modified, altered, or terminated without in each instance the prior written consent of the Bank. This Tenth Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

     5. Counterparts. This Tenth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

     6.  Bank's  Expenses.  In  accordance  with  Section  9.03  of  the  Credit
Agreement, Borrower hereby acknowledges and agrees to pay all reasonable out-of-pocket expenses incurred by the Bank in connection with the preparation of this Tenth Amendment, including without limitation reasonable attorneys' fees.

                            [Signature Page Follows]


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


     IN WITNESS WHEREOF, this Tenth Amendment has been duly executed under seal by Borrower and Bank as of the day and year first above written.


                                      BORROWER:

                                      CULP, INC.                          (SEAL)


                                      By: /s/ Kenneth R. Bowling
                                      Name:  Kenneth R. Bowling
                                      Title: Vice President, Finance & Treasurer




                                      BANK:

                                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                      as Agent and as Bank                (SEAL)


                                      By: /s/ Matthew M. Rankin
                                      Name: Matthew M. Rankin
                                      Title: Senior Vice President


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